Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS FOURTH QUARTER AND FULL YEAR 2007 FINANCIAL RESULTS

TEWKSBURY, Mass. — January 31, 2008 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the fourth quarter and full year ended December 31, 2007.  Net revenues for the fourth quarter of 2007 were $50.6 million, a sequential increase of 38% from the third quarter of 2007 and an increase of 108% from the fourth quarter of 2006.  Net revenues for the full year ended December 31, 2007 were $145.8 million, up 55% from the year ended December 31, 2006.

Net income for the fourth quarter of 2007 was $4.2 million, or $0.06 per diluted share, compared to net income of $1.6 million, or $0.02 per diluted share, for the third quarter of 2007 and a net loss of $1.2 million, or $0.44 per diluted share, for the fourth quarter of 2006.  Net income for the full year ended December 31, 2007 was $11.5 million, or $0.12 per diluted share, compared to net income of $3.6 million prior to allocations to preferred shareholders, which resulted in a net loss applicable to common shareholders of $0.62 per diluted share for the full year ended December 31, 2006.  Fourth quarter 2007 results included $4.3 million of non-cash stock-based compensation expenses compared to expenses of $3.8 million in the third quarter of 2007 and $1.2 million in the fourth quarter of 2006.  The results for the full year ended December 31, 2007 included $12.8 million of non-cash stock-based compensation expenses compared to expenses of $1.7 million for the full year ended December 31, 2006.

Excluding the impact of stock-based compensation and assuming preferred shares were converted as of the beginning of the applicable period, non-GAAP net income for the fourth quarter of 2007 was $8.4 million, or $0.11 per diluted share, and non-GAAP net income for the full year ended December 31, 2007 was $24.2 million, or $0.37 per diluted share, compared to a non-GAAP net loss for the fourth quarter of 2006 of $17,000, or $0.00 per diluted share, and non-GAAP net income for the full year ended December 31, 2006 of $5.3 million, or $0.10 per share.

Operational Highlights

Highlights for the fourth quarter and full year 2007 included several key business initiatives and milestones. In the fourth quarter, the company:

•                  Further expanded its UMTS footprint and began initial shipments of products for WiMAX networks.

•                  Announced the addition of Iusacell, one of Mexico’s leading mobile operators and first 3G operator, as a customer.  Starent Networks is providing Iusacell with Packet Data Serving Node (PDSN) and Home Agent (HA) network elements along with geographic redundancy, Intelligent Traffic Control and Enhanced Lawful Intercept.

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Starent Reports Fourth Quarter and Full Year 2007 Earnings

•                  Announced Cricket Communications, Inc., a wholly-owned subsidiary of Leap Wireless International, Inc., as a customer.  Starent Network’s multimedia core platform will enable Cricket to enhance its current offering of mobile applications such as text messaging, picture messaging and games, and to prepare for the next-generation of multimedia applications.

•                  Signed a memorandum of understanding with the Ministry of Economic Affairs in Taiwan for WiMAX promotion and development along with Sprint Nextel, Nokia Siemens Networks, Alcatel-Lucent, and Motorola.

For the year 2007, the company:

•                  Achieved significant penetration in the UMTS market and expansion of its geographic footprint in Western Europe and the Asia Pacific region.  In 2007, Starent Networks secured agreements with UMTS mobile operators in Australia, Germany, Portugal, Spain, Taiwan and the UK.

•                  Introduced its next generation multimedia core platform, the ST40.  The platform offers increased performance for high-demand mobile multimedia broadband 3G networks, and is readily upgradeable to respond to evolving 4G radio networks as well as IP Multimedia Subsystem (IMS) and Multimedia Domain (MMD) functions.

•                  Extended its leadership position in the CDMA market by adding several new mobile operator customers and geographies with deployments in India and Mexico, as well as expanding business with key existing customers.

Conference Call Information

Date:	January 31, 2008

Time:	5:00 p.m. Eastern time

Toll-free North America:	888-713-4199

International dial-in number:	617-213-4861

Passcode:	50037228

Live webcast:	Available at http://ir.starentnetworks.com

A telephone replay of the call will be available following the conference call through February 7, 2008.  To access the replay, parties in the United States and Canada should call 888-286-8010 and parties outside of the United States and Canada should call 617-801-6888.  The passcode for the replay is 36791080.  An archived version of the webcast will be available until March 31, 2008 on the company’s website at http://ir.starentnetworks.com.

About Starent Networks

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers.  Starent Networks has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks.  Through integrated intelligence and high performance capabilities, Starent Networks’ solutions also enhance subscriber management, billing and session policy enforcement.  The company’s products are capable of supporting a wide range of mobile wireless networks, such as UMTS, CDMA2000, WiFi, and WiMAX.  Starent Networks’ products have been deployed by over 65 mobile operators in 25 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

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Starent Networks Reports Fourth Quarter and Full Year 2007 Earnings

Forward Looking Statements

Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may relate, among other things, to:  our position in the multimedia core network platform market; our expected financial and operating results; the amount and impact of stock-based compensation charges; our definition of “non-GAAP net income” and/or “non-GAAP net income per share”; our ability to build and expand deployments; the benefits of our products and services; and our ability to achieve our goals, plans and objectives.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products, including our new ST40 platform; our ability to establish and maintain successful relationships with our distribution partners; our reliance on a limited number of customers for a substantial portion of our revenue; our reliance on a single product line focused on a single market; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to penetrate the GSM/UMTS market; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.  More information about these and other risks that may impact our business are set forth in our Registration Statement on Form S-1 filed with the SEC, as amended, including the “Risk Factors” section in the final Prospectus, dated October 31, 2007, relating to our public offering completed on November 6, 2007 and in our most recent Quarterly Report on Form 10-Q filed with the SEC.  In addition, the forward-looking statements included in this press release represent Starent Networks’ views as of the date of this press release.  Starent Networks anticipates that subsequent events and developments will cause its views to change.  However, while Starent Networks may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Starent Networks’ views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

A copy of this press release can be found on the investor relations page of Starent’s website at http://ir.starentnetworks.com.

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Starent®, ST16®, and ST40™ are trademarks of Starent Networks, Corp.

Starent Networks, Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$223,987	$24,010
Short-term investments	9,612	36,144
Accounts receivable	56,363	13,619
Inventories	29,638	15,121
Prepaid expenses and other current assets	6,656	3,193
Total current assets	326,256	92,087

Property and equipment, net	20,452	10,296
Other assets	1,955	845
Restricted cash	716	1,039

Total assets	$349,379	$104,267

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$7,448	$4,249
Accrued expenses	21,731	10,652
Income taxes payable	1,075	232
Current portion of deferred revenue	52,733	57,106
Total current liabilities	82,987	72,239

Deferred revenue, net of current portion	10,670	6,562
Refundable purchase price of restricted common stock	783	707

Redeemable convertible preferred stock	—	130,270

Stockholders’ equity (deficit)
Common stock	68	7
Additional paid-in capital	348,917	—
Accumulated other comprehensive loss	2	(1)
Accumulated deficit	(94,048)	(105,517)
Total stockholders’ equity (deficit)	254,939	(105,511)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$349,379	$104,267

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Product	$44,090	$19,952	$125,251	$81,061
Service	6,520	4,337	20,546	13,289
Total revenues	50,610	24,289	145,797	94,350

Cost of revenues:
Product	10,888	5,106	29,064	25,640
Service	3,247	953	9,299	2,086
Total cost of revenues	14,135	6,059	38,363	27,726
Gross profit	36,475	18,230	107,434	66,624

Operating expenses:
Research and development	10,605	8,853	38,868	25,980
Sales and marketing	18,558	8,584	46,434	30,311
General and administrative	4,934	2,699	15,340	8,515
Total operating expenses	34,097	20,136	100,642	64,806
Income from operations	2,378	(1,906)	6,792	1,818

Other income (expense), net	2,459	744	6,090	2,237
Income before income tax expense	4,837	(1,162)	12,882	4,055
Income tax expense	(677)	(27)	(1,413)	(413)
Net income (loss)	$4,160	$(1,189)	$11,469	$3,642
Accretion of redeemable convertible preferred stock	—	(1,997)	(3,445)	(7,988)
Income allocated to convertible preferred stock	—	—	(2,539)	—
Net income (loss) applicable to common stockholders	$4,160	$(3,186)	$5,485	$(4,346)

Net income (loss) per share applicable to common stockholders:
Basic	$0.06	$(0.44)	$0.13	$(0.62)
Diluted	$0.06	$(0.44)	$0.12	$(0.62)

Weighted-average shares used in computing
net income (loss) per common share:
Basic	66,830	7,259	40,901	7,026
Diluted	73,570	7,259	47,044	7,026

Stock-based compensation included in the lines above:
Cost of revenues	$362	$49	$782	$67
Research and development	1,777	541	5,864	708
Sales and marketing	1,240	198	2,883	385
General and administrative	875	384	3,245	504

	$4,254	$1,172	$12,774	$1,664

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and to give effect to the conversion of preferred stock into common stock as the beginning of the applicable accounting period. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)

Gross profit
Total revenues	$50,610	$24,289	$145,797	$94,350
Total cost of revenues	14,135	6,059	38,363	27,726

Gross profit	$36,475	$18,230	$107,434	$66,624

Adjustments to reconcile to Non-GAAP gross profit:
Stock-based compensation	362	49	782	67

Non-GAAP gross profit	$36,837	$18,279	$108,216	$66,691

Operating expenses:
Research and development	$10,605	$8,853	$38,868	$25,980
Sales and marketing	18,558	8,584	46,434	30,311
General and administrative	4,934	2,699	15,340	8,515
Total operating expenses	$34,097	$20,136	$100,642	$64,806

Adjustments to reconcile to Non-GAAP operating expenses:
Stock-based compensation included in:
Research and development	$1,777	$541	$5,864	$708
Sales and marketing	1,240	198	2,883	385
General and administrative	875	384	3,245	504

Non-GAAP operating expenses:
Research and development	$8,828	$8,312	$33,004	$25,272
Sales and marketing	17,318	8,386	43,551	29,926
General and administrative	4,059	2,315	12,095	8,011
Non-GAAP operating expenses	$30,205	$19,013	$88,650	$63,209

Income (loss) from operations	$2,378	$(1,906)	$6,792	$1,818

Adjustments to reconcile to Non-GAAP income from operations:
Stock-based compensation	4,254	1,172	12,774	1,664

Non-GAAP income (loss) from operations	$6,632	$(734)	$19,566	$3,482

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
GAAP net income (loss)	$4,160	$(1,189)	$11,469	$3,642

Adjustments to reconcile to Non-GAAP net income (loss):
Stock-based compensation	4,254	1,172	12,774	1,664

Non-GAAP net income (loss) (1)	$8,414	$(17)	$24,243	$5,306

Non-GAAP net income per common share (1)	$0.11	$(0.00)	$0.37	$0.10

Weighted-average shares used in computing net income (loss) per common share:
Diluted	73,570	7,259	47,044	7,026

Redeemable convertible preferred shares on an “as-converted” basis (2)	—	44,288	18,929	44,288
Common stock equivalents (3)	—	—	—	3,246

Non-GAAP diluted weighted-average shares	73,570	51,547	65,973	54,560

(1)                                  Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R). While stock-based compensation is a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(2)                                  Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the applicable period. Convertible preferred shares were converted into common shares as of June 6, 2006, the effective date of our initial public offering. We believe investors prefer to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

(3)                                  Represents common stock equivalents related to outstanding stock options determined under the treasury method but not included in the GAAP determination of earnings per share as their effect was anti-dilutive.

Source: Starent Networks, Corp.

Contact:

Mark Donohue

Director, Investor Relations and Assistant Treasurer

Starent Networks, Corp.

978-863-3743